EXHIBIT 10.9
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(Arvida-II)
                         ARVIDA/JMB PARTNERS, L.P.-II
                        a Delaware limited partnership
                                c/o JMB Realty
                           900 North Michigan Avenue
                         Chicago, Illinois  60611-1575


                                            March 18, 1997



Starwood/Talega Associates, L.L.C.
a Delaware limited liability company
c/o Starwood Capital Group, L.L.C.
Three Pickwick Plaza
Suite 250
Greenwich, Connecticut  06830

Attention:  Eugene Gorab

Re:   Agreement for Purchase and Sale of Real Property and Escrow
      Instructions by and between Arvida/JMB Partners, L.P.-II, a Delaware limited partnership ("Seller") and Starwood/Talega Associates, L.L.C., a Delaware limited liability company ("Buyer"), dated October 25, 1996 (the "Agreement")

Ladies and Gentlemen:

     Reference is made to the Agreement. All capitalized terms which are used, but not defined herein, have the meanings ascribed to such terms in the Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree that the Agreement is hereby amended as follows, and all prior amendments to the Agreement are hereby declared null and void and superseded hereby:

      1. Section 2.04 of the Agreement is amended by deleting "Thirty-Two Million and No/100 Dollars ($32,000,000.00)" and substituting in its place "the sum of (a) Thirty-Two Million Three Hundred Eighty Thousand and No/100 Dollars ($32,380,000.00), plus (b) Twenty Thousand and No/100 Dollars ($20,000.00) per day for each day from and including March 4, 1997 to, but excluding, the Closing Date."

      2. Section 2.05(a) of the Agreement is amended by deleting the text thereof in its entirety and substituting the following in its place:

             Buyer has tendered the sum of One Million and No/100 Dollars ($1,000,000.00) (the "Deposit") to First American Title Insurance Company, 144 East 5th Street, Santa Ana, California 92701 (the "Escrow Holder") for deposit in the escrow established pursuant to Section
4.01 of this Agreement, which Deposit shall be applied to the Purchase
Price.

      3. Section 2.05(b) of the Agreement is amended by deleting the text thereof in its entirety and substituting the following in its place:
"The balance of the Purchase Price will be paid on the Closing Date by wire transfer to Escrow Holder for deposit in escrow"; and Section 2.05(c) is deleted in its entirety.

      4. Section 4.05 of the Agreement is amended by deleting the text thereof in its entirety and inserting the following in its place: "The consummation of the transactions contemplated by this Agreement will take place at the office of Escrow Holder on the earlier to occur (the "Closing Date") of (a) April 28, 1997, or (b) the date designated by Buyer by not less than seven (7) days prior written notice to Seller."

      5. Seller acknowledges that the condition to Seller's obligations pursuant to the Agreement set forth in Section 2.02(a) thereof has been satisfied subject only to performance by the District of its agreements with Seller pursuant to the Compromise Settlement and Mutual Release Agreement between Seller and the District, a copy of which is attached hereto as Exhibit A; and the condition to Seller's obligations pursuant to the Agreement set forth in Section 2.02(b) thereof has been satisfied.

      6. Section 2.03(d) of the Agreement is amended by appending "after March 4, 1997"; and Section 2.03(f) of the Agreement is deleted in its entirety.

      7.     Sections 3.03, 3.04, 3.05 (except the last two sentences
thereof) and 3.06 of the Agreement are deleted in their entirety.    Buyer
acknowledges that all conditions and obligations of Seller for which provision is made in Article III of the Agreement have been performed and satisfied, and Buyer waives and disclaims any right to terminate, or avoid performance of Buyer's obligations pursuant to, the Agreement pursuant to the provisions of said Article III.

      8. Section 4.03 of the Agreement is amended by deleting the text of such Section in its entirety and inserting the following in its place:

             On the Closing Date, title to the Property is to be in the condition evidenced by (a) the Title Company's Title Report No. OR-9537163 (the "Approved Title Report"), a copy of which is attached hereto as Exhibit B, and (b) the Survey prepared by Robert Bein, William Frost & Associates under Job No. 28475, last certified February 14, 1997; and Buyer agrees that conveyance of title to the Property by Seller to Buyer in the condition evidenced by said Title Report and Survey will satisfy in full Seller's obligations to Buyer with respect to title to the Property. On the Closing Date, the Title Company shall deliver to Buyer an ALTA Extended Coverage Policy of Title Insurance (the "Title Policy") in conformance with the Approved Title Report. Seller shall pay for the cost of the Approved Title Report and Title Policy.

      9. Section 4.07 of the Agreement is amended by deleting the first two sentences thereof and substituting the following in their place:
"Buyer shall deposit the Deposit with Escrow Holder in accordance with
Section 2.05(a), and on or prior to the Closing Date Buyer shall deposit with Escrow Holder the balance of the Purchase Price due at Closing in accordance with Section 2.05(b)."

      10. The Agreement is amended by deleting the text of Sections 4.07(a) and 4.08(g) and inserting "INTENTIONALLY OMITTED" in the place of each.

      11. The first sentence of Section 6.05 of the Agreement is amended by deleting "the first ____ Contracts" and substituting in its place "the 2nd through 8th Contracts."

      12. Section 7.01 is amended by deleting "ON OR BEFORE THE EXPIRATION OF THE DUE DILIGENCE PERIOD OR " and "FOLLOWING THE DUE DILIGENCE PERIOD"; and all references in the Agreement to the "Due Diligence Period" are deleted.

      13. Contemporaneously with execution of this letter agreement, Buyer will deposit in escrow with Escrow Holder a schedule setting forth the name, address, telephone number and principal contact of each person or entity (each, a "Buyer Prospect") with whom Buyer or its agents have negotiated prior to execution hereof in connection with possible purchase of or investment in the Property; and promptly after negotiation with each additional Buyer Prospect by Buyer or its agents subsequent to execution of this letter agreement Buyer will deliver to Escrow Holder, for deposit in escrow, such information with respect to additional Buyer Prospect. In the event that the Agreement fails to close on the Closing Date for any reason other than a default by Seller, on the day next following the Closing Date Escrow Holder is hereby irrevocably instructed to deliver to Seller all information delivered into escrow by or on behalf of Buyer pursuant to this paragraph 13, and Seller will be entitled, without liability or obligation (including, without limitation, liability or obligation for brokerage, finder's or referral fee) to Buyer or its agents, to contact, directly or through Seller's agents, any and all Buyer Prospects with respect to acquisition or financing of, investment in or any other matter related to the Property.

      14.    Exhibit B is deleted in its entirety.

      15. The "List of Exhibits and Schedules" attached hereto as Exhibit C is substituted for the List of Exhibits and Schedules set forth on Page
31 of the Agreement, and the Exhibits and Schedules contained in Exhibit C hereto constitute the Exhibits and Schedules to the Agreement.

      16. The provisions of Section 8.02 of the Agreement are incorporated herein by reference and applicable hereto as if set forth herein in full.

      17. Except as amended and modified hereby, the Agreement is ratified and affirmed and remains in good standing and in full force and effect.

      Please acknowledge your consent to the foregoing amendments by executing this letter in the space provided below and delivering the executed counterpart to Stephen A. Lovelette at the Seller's address set forth on or before 5:00 p.m., Central Standard Time, on March __, 1997.

                         ARVIDA/JMB PARTNERS, L.P.-II,
                         a Delaware limited partnership

                         By:   Arvida/JMB Managers-II, Inc.,
                               a Delaware corporation,
                               its General Partner

                         By:
                               ------------------------------
                         Its:
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ACCEPTED and AGREED to this
_______ day of March, 1997

STARWOOD/TALEGA ASSOCIATES L.L.C.,
a Connecticut limited liability company

By:   Starwood Opportunity Fund IV, L.P.,
      a Delaware limited partnership

      By:    SOFI IV Management, L.L.C.,
             a Connecticut limited liability company

             By:   Starwood Capital Group, L.L.C.,
                   a Connecticut limited liability company

             By:   Eugene A. Gorab
             Its:  Managing Director